PARTICIPATION AGREEMENT

THIS AGREEMENT (the “Agreement”), made and entered into as of this 2nd day of October, 2024 by and among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York life insurance company (hereinafter the “Company”), on its own behalf and on behalf of the separate accounts listed on Schedule A hereto, each a segregated asset account of the Company (each referred to as an “Account”), ARIEL INVESTMENT TRUST, a Massachusetts Business Trust (the “Fund”), acting on behalf of each of its series listed on Schedule C hereto as such schedule may be amended from time to time (each such series hereinafter referred to as a “Series”), and ARIEL DISTRIBUTORS, LLC , a Delaware limited liability company (collectively with its predecessor, Ariel Distributors, Inc., the “Underwriter”); and together with the Company and the Fund, and the Underwriter (collectively, the “Parties”).

WITNESSETH:

WHEREAS, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”), the Fund, and the Underwriter entered into a Participation Agreement on November 1, 2000, as amended (the “VALIC FPA”);

WHEREAS, the Parties wish to enter into a separate agreement to provide for the purchase and redemption by the Company, on behalf of the Accounts, of shares of Series of the Fund pursuant to the terms of the Agreement, based on the form of the VALIC FPA previously agreed to among VALIC, the Fund, and the Underwriter;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Underwriter hereby agree as follows:

1.   The Parties hereto adopt and agree to the terms of the VALIC FPA in the form attached hereto as Exhibit A (“Exhibit A”), which for this purpose excludes the signature pages to such VALIC FPA, subject to the changes described below. For avoidance of doubt, this Agreement does not amend, delete or supersede the VALIC FPA.

2.   For purposes of this Agreement, all references to The Variable Annuity Life Insurance Company or VALIC in Exhibit A are deleted and replaced with The United States Life Insurance Company in the City of New York and all references to the term “Company” in Exhibit A shall be deemed references to The United States Life Insurance Company in the City of New York.

3.   For purposes of this Agreement, all references to Ariel Distributors, Inc., an Illinois corporation, in Exhibit A are deleted and replaced with Ariel Distributors, LLC, a Delaware limited liability company, and all references to the term “Underwriter” in Exhibit A shall be deemed references to Ariel Distributors, LLC.

4.   For purposes of this Agreement, the first sentence of Section 2.5 in Exhibit A is deleted and replaced with the following:

The Underwriter represents and warrants that it is duly organized and in good standing under the laws of the State of Delaware.

5.   For purposes of this Agreement, the following are added as additional provisions relating to Rule 498 of the 1933 Act (“Rule 498”):

A.

The Fund on behalf of one or more Series will provide the Company upon its request with copies of summary prospectuses and supplements thereto in the same manner and at the same time that the Fund provides the Company with statutory prospectuses. The Fund represents and warrants that the summary prospectuses and any supplements provided thereto will comply with the requirements of Rule 498 applicable to its Series.

B.

The Company represents and warrants that its use of the summary prospectuses and supplements, its website and the manner and procedures related to its hosting of the summary prospectuses and supplements on its website will at all times comply with the requirements of Rule 498. The Fund, at its sole cost and expense, shall provide the Company with summary prospectuses containing the appropriate hyperlinks required by Rule 498 and such other documentation that may be required by Rule 498.

C.

The Fund may require the Company to terminate the use of the summary prospectuses by providing the Company with at least one hundred and thirty-five (135) days’ prior written notice. The Fund agrees that the Company is not required to distribute the summary prospectuses to its Contract owners and that any use will be in the discretion of the Company. The Company shall provide the Fund with at least thirty (30) days’ prior written notice of its intended use of the summary prospectuses and at least sixty (60) days’ prior written notice of its intent to terminate use of the summary prospectuses.

6.   For purposes of this Agreement, the following are added as additional provisions relating to website posting requirements:

A.

The Fund shall be responsible for preparing, hosting on its website, and providing to the Company upon request, the materials required by Rule 30e-1 (“Rule 30e- 1”) under the Investment Company Act of 1940, as amended (“1940 Act”) and Item 27A(i) of Form N-1A (collectively, the “Required Materials,”) which may include, among other things:

(a)	Current Annual and Semi-Annual Reports to Shareholders (i.e. Tailored Shareholder Reports);

(b)	Current Annual and Semi-Annual Financial Statements; and

(c)	Portfolio Holdings for Most Recent First and Third Fiscal Quarters

B.

The Fund shall host and maintain the website specified in paragraph (b)(2)(i) of Rule 30e-1, so that the relevant Required Materials are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph.

C.	The Fund shall be responsible for the content and substance of the Required Materials as provided to the Company, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner, the Fund shall be responsible for ensuring that the Required Materials as provided to the Company:

(a)	Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

(b)

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

D.

The Fund, or its designee, shall, at its expense, as the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the then current Required Materials, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract owners pursuant to Rule 30e-1. Such Company requests shall be fulfilled reasonably promptly, but in no event more than seven (7) business days after the request from the Company is received by the Fund.

E.

Alternatively, if requested by the Company in lieu thereof, the Fund or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Required Materials as set in type), and such other assistance as is reasonably necessary to have the then current Required Materials printed for distribution (pursuant to requests from Contract owners; see paragraph (b)(3) of Rule 30e-1, as applicable); the reasonable costs of providing the electronic documentation and of such printing to be borne by the Fund.

F.	The Fund shall be responsible for preparing and providing the following “Fund Documents,” as specified in paragraph (j)(1)(iii) of Rule 498A:

(a)	Summary Prospectus for the Series

(b)	Statutory Prospectus for the Series

(c)	Statement of Additional Information (“SAI”) for the Series; and

(d)	Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Series.

G.

The Fund shall provide the Fund Documents specified in Paragraphs 6(F)(a), 6(F)(b), and 6(F)(c) above to the Company (or its designee) on a timely basis (to facilitate the required website posting) and provide updated versions as necessary, to facilitate a continuous offering of the Fund’s securities and the Contracts. The Fund shall provide the Shareholder Reports specified in Paragraph 6(F)(d) above within 60 days after the close of each of the Fund’s reporting periods (in accordance with Rule 30e-1 under the 1940 Act).

H.	The Fund shall provide the Fund Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that:

(a)	are both human-readable and capable of being printed on paper in human- readable format (in accordance with paragraph (h)(2)(i) of Rule 498A);

(b)

permit persons accessing the Statutory Prospectus and SAI to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A); and

(c)

permit persons accessing the Fund Documents to permanently retain, free of charge, an electronic version of such materials that meet the requirements of subparagraphs 6(H)(a) and 6(H)(b) above (in accordance with paragraph (h)(3) of Rule 498A).

I.

The Company shall host and maintain the website specified in paragraph (j)(i)(iii) of Rule 498A, so that the Fund Documents are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph, provided that the Fund fulfill their obligations under this Amendment.

J.

The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Variable Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A. The Fund shall ensure that a summary prospectus is used for the Series, in accordance with paragraph (j)(1)(ii) of Rule 498A.

K.

The Fund shall be responsible for the content and substance of the Fund Documents as provided to the Company, including, but not limited to, the accuracy and completeness of the Fund Documents. Without limiting the generality of the foregoing in any manner, the Fund shall be responsible for ensuring that the Fund Documents as provided to the Company:

(a)	Meet the applicable standards of the 1933 Act, the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

(b)

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

L.

The Fund shall, at its expense, as the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the then current Fund Documents, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract owners (see paragraphs (i)(1) and (j)(3) of Rule 498A). Such Company requests shall be fulfilled reasonably promptly, but in no event more than three (3) business days after the request from the Company is received by the Fund.

(a)	Alternatively, if requested by the Company in lieu thereof, the Fund or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Fund Documents as set in type), and such other assistance as is reasonably necessary to have the then current Fund Documents printed for distribution; the reasonable costs of providing the electronic documentation and of such printing and mailing to be borne by the Fund.

(b)	The Fund shall reimburse the Company for the reasonable costs of printing and mailing the Fund Documents to Contract owners.

M.

The Fund shall provide such data regarding each Fund’s expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration and sale of the Variable Contracts. Without limiting the generality of the foregoing, the Fund shall provide the following Fund expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statements for the Variable Contracts (and as otherwise reasonably requested by the Company), but in no event later than eighty (80) calendar days after the close of each Fund’s fiscal year:

(a)	the gross “Annual Fund Company Expenses” for each Fund calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements; and

(b)

the net “Annual Fund Company Expenses” (aka “Total Annual Fund Operating Expenses”) for each Fund calculated in accordance with Item 3 of Form N-1A, that include any expense reimbursements or fee waiver arrangements, and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Fund; and

(c)	the “Average Annual Total Returns” for each Fund (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for the 1, 5, and 10 year periods,).

7.   For purposes of this Agreement, the following provisions relating to Rule 22c-2 under the 1940 Act, as amended, are added:

A.

Definitions. As used in this section of the Agreement relating to Rule 22c-2 under the 1940 Act, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

(a)

The term “Fund” does not include any “excepted funds” as defined in the Rule, which includes any: (i) money market fund; (ii) fund that issues securities that are listed on a national exchange; or (iii) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund. The term “Fund” shall also include the Series’ designee (i.e., principal underwriter or transfer agent).

(b)	The term “Fund Policies” means policies established by a Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund resulting from short-term trading, as described in the applicable Fund’s current prospectus.

(c)

The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by a Fund under the 1940 Act that are held through Accounts established by the Company.

(d)

The term “Shareholders” shall mean those contract or policy owners of the Company that hold an interest in a Fund, directly or indirectly through Contracts issued by the Company on behalf of the Accounts.

(e)

The term “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of “dollar cost averaging” programs, asset allocation programs or any other automatic rebalancing programs; (ii) required transactions pursuant to a Contract living or death benefit; (iii) one-time step- up in Contract value pursuant to a Contract death or living benefit; (iv) transactions that are executed as a result of allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required free look period.

(f)

The term “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) transactions that are executed as a result of any deduction of charges or fees under a Contract; (iii) transactions within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; (iv) transactions that are executed as a result of payment of a death benefit from a Contract; or (v) transactions that are executed as a result of minimum distributions required by applicable federal tax law.

(g)	The term “written” includes electronic and facsimile writings and transmissions and such other means as the Parties may agree from time-to- time.

B.

Agreement to Provide Information. Company agrees to provide the Fund the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier, (or an equivalent identifying number), as well as the Contract owners number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the Account, and the amount, date and transaction type

(purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an Account maintained by the Company (“Transaction Information”). It is understood that Company intends to provide the Transaction Information regarding each Fund daily, but a Fund may, from time to time, make a written request (“Request”) regarding a specific Fund or for a specific period in accordance with this Agreement.

Unless otherwise specifically requested by a Fund, Company shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

C.

Period Covered by Request. Any Request must set forth a specific period for which the Transaction Information is being sought (the “Covered Period”), but the Covered Period shall not include any day that is earlier than 180 days prior to the day Company received the Request. The Fund may request Transaction Information older than 180 days from the date of the Request as it deems necessary to investigate compliance with Fund Policies.

D.

Form and Timing of Response/Indirect Intermediaries. Requests must be in “Good Form.” Good Form means the Request (i) is made using the “Request for Information” form attached as Exhibit B, (ii) includes all the information required by the form, except as noted therein; (iii) is signed by a duly authorized officer of the Fund; and (iv) is received by Company.

Company agrees to transmit the Transaction Information on its books and records to the Fund promptly, but in any event not later than five (5) business days, or as otherwise agreed to by the Parties, after receipt of a Request. The format for the Transaction Information provided to the Fund (either daily or as part of a Request) shall be via file transfer protocol (FTP) formal or other agreed upon method.

If requested by a Fund in writing, Company agrees to use best efforts to determine whether any specific Shareholder about whom it has Transaction Information is itself a financial intermediary (“Indirect Intermediary”) and, upon further request by a Fund, to promptly either (i) provide (or arrange to have provided) the Transaction Information for those Shareholders who hold an account with an Indirect Intermediary, or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of others, Shares of the Fund. Company additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

E.

Limitations on Use of Information. The Fund agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of the Rule without prior written consent of Company, or for any purpose not permitted under the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

F.

Agreement to Restrict Trading. Company agrees to execute written instructions from a Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Company’s Account) that violate Fund Policies.

Any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions as set forth in Section 2. Company will execute such instructions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund’s shares occurred in violation of the Fund’s Policies.

G.

Form of Instructions. Instructions to restrict trading must be in “Good Form.” Good Form means that the instructions (i) are made using the “Instructions to Restrict Trading” form attached at Exhibit C; (ii) include all the information required by the form; (iii) are signed by a duly authorized officer of the Fund; and (iv) are received by Company. Upon request of the Company, a Fund agrees to provide to the Company, along with the Instructions to Restrict Trading form, information regarding those trades of the Contract holder that violated the Fund’s Policies.

H.

Timing of Response. Company agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days, or as otherwise agreed to by the Parties, after receipt of the instructions by the Company.

I.

Confirmation by Company. Company will provide written confirmation regarding any instructions executed on behalf of the Fund pursuant to this Agreement. The confirmation will be provided via FTP format as soon as reasonably practicable, but not later than ten (10) business days, or as otherwise agreed to by the Parties, after the instructions have been executed.

8.   At the time of entering into this Agreement, American International Group (“AIG”) has a controlling interest of the parent company of the Company. AIG intends to transfer a “controlling” block of outstanding voting securities of the Company’s parent company (the “Divestment”) within the meaning of Section 2(a)(4) of the Investment Company Act of 1940 (the “1940 Act”) and, as a result, the Company will no longer be a “controlled company” of AIG within the meaning of the 1940 Act (the “Change of Control”). The Underwriter and the Fund hereby consent to any “assignment” of this Agreement that is deemed to have occurred as a result of the Change of Control. Further, the Underwriter and the Fund hereby consent to any future assignments that may occur as the result of the sale of a controlling block of securities to a new controlling company, so long as such assignment occurs during the Divestment.

9.   For purposes of this Agreement, the applicable state law in Article VIII, Section 8.1 of Exhibit A under which this Agreement shall be construed shall be the laws of the State of New York.

10.   For purposes of this Agreement, the notification addresses in Article X of Exhibit A are deleted and replaced in their entirety as follows:

If to the Company:

The United States Life Insurance Company in the City of New York

Attn: Johnpaul S. Van Maele

Assistant General Counsel

2919 Allen Parkway, L4-01

Houston, TX 77019

Email: saamcolegal@corebridgefinancial.com

If to the Underwriter:

Ariel Distributors, LLC

200 East Randolph Street, Suite 2900

Chicago, IL 60601

Facsimile: 312-726-7473

Email: legal@arielinvestments.com

If to the Fund:

Ariel Investment Trust

200 East Randolph Street, Suite 2900

Chicago, IL 60601

Facsimile: 312-726-7473

Email: legal@arielinvestments.com

11.  For purposes of this Agreement, Schedules A and C in Exhibit A are deleted and replaced with the separate Schedules A and C to this Agreement.

12.  This Agreement shall be interpreted consistent with the intent of the Parties which is to create a fully separate agreement among the Parties in respect of investment(s) by the Company, on behalf of the Accounts, in shares of Series of the Fund.

(Signature page follows.)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK, on behalf of itself and on behalf of the Accounts set forth on Schedule A

By:
Name: Barbara Rayll
Title: Vice President, Business Case Development

ARIEL INVESTMENT TRUST

By:
Name: Emma L. Rodriguez-Ayala
Title: Vice President and Secretary

ARIEL DISTRIBUTORS, LLC

By:
Name: Emma L. Rodriguez-Ayala
Title: EVP, Chief Administrative Officer and
General Counsel

Exhibit A

PARTICIPATION AGREEMENT

Among

ARIEL INVESTMENT TRUST

ARIEL DISTRIBUTORS, INC.

and

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of this 1st day of November, 2000 by and among THE VARlABLE ANNUITY LIFE INSURANCE COMPANY, (hereinafter the “Company”), organized under the laws of the State of Texas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as such schedule may be amended from time to time (each such account hereinafter referred to as the “Account”), and the ARIEL INVESTMENT TRUST, a Massachusetts Business Trust (hereinafter the “Fund”) and ARIEL DISTRIBUTORS, INC. (hereinafter the ‘‘Underwriter”), an Illinois corporation.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter “Participating Insurance Companies”); and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”), its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Fund intends to offer shares of the series set forth on Schedule C, as may be amended form time to time by mutual agreement of the parties hereto; under this Agreement to the Accounts of the Company; and

WHEREAS, Ariel Capital Management (the “Adviser”) is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such

Account on Schedule hereto, to set aside and invest assets attributable to one or more variable life insurance policies and/or variable annuity contracts; and

WHEREAS, the Underwriter is registered as a broker-dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter 11NASD”); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Fund at net asset value on behalf of each Account to fund certain of the aforesaid variable life insurance policies and/or variable annuity contracts; and

NOW THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares

Subject to the suspension and termination of sales pursuant to 1.2. below,

1.1.(a) The Fund agrees to make available to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:15 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.1.(b) Anything herein to the contrary notwithstanding the company agrees that it shall not purchase any shares of the fund in respect to any variable life insurance policies or Variable Annuity contracts which are offered to or held by any governmental plan established pursuant to or in accordance with Section 457 of the Internal Revenue Service Code (the “Code”).

1.2  The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of the Fund to any person, or suspend or terminate the offering of its shares if such action is required or ordered by law or by regulatory authorities having jurisdiction over the Board. Notice of election to suspend or terminate shall be furnished in writing, by the Fund, said termination to be effective 10 Business Days after receipt of such notice by the Company in order to give the Company sufficient time to take appropriate steps in response to such suspension or termination unless such suspension or termination must be affected in a shorter time as required by law or a regulatory body.

1.3  Subject to any order of suspension or termination by law or by regulatory body, the Fund agrees to redeem for cash, on the Company’s request, any full or :fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day. Proceeds shall be wired to Company within three (3) Business Days or such longer period permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) or the rules, orders or regulations thereunder, and the Fund shall notify the person designated in writing by Company as the recipient for such notice of such delay by 3:00 p.m. Central time the same Business Day that Company transmits the redemption order to the Fund.

1.4  The Company agrees to purchase and redeem the shares of the Fund in accordance with the provisions of this Agreement. The Company agrees that all net amounts available under the variable life insurance policies and/or variable annuity contracts with the form number(s) which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto, (the “Contracts”) shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, in the Company’s general account, or in an investment company other than the Fund.

1.5  The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.6  Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.7  The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares. Notwithstanding this Section 1.9, the Fund shall utilize its best efforts to provide the Company with at least ten (10) Business Days advance notice of any forthcoming dividend or capital gain distributions. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of the Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.8  The Fund shall make its net asset value per share available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall make such net asset value per share available by 6:30 p.m. Eastern time. If the Fund is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares and make any applicable purchase payments.

1.9  If the Fund provides the Company with materially incorrect net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share and the Company’s responsibility to adjust any Contract owners account value effected by the materially incorrect net asset value. The determination of materiality of any net asset value pricing error shall be based on the SEC’s recommended guidelines regarding such errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery by the Fund to the Company.

1.10  The Fund shall provide written confirmation to the Company of the amount of shares traded and the associated net asset value total trade amount and the outstanding share balances held in the Account(s) as of the end of each Business Day. Such information shall be furnished by 1:00 p.m. Eastern time on the next Business Day.

ARTICLE II. Representations and Warranties

2.1  The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Insurance Code of the State of Texas and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will remain so registered.

2.2  The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3  The Fund represents that, under the terms of its investment advisory agreements with Adviser, the Adviser is and will be responsible for managing the Fund in compliance with the Fund’s investment objectives, policies and restrictions as set forth in the Fund Prospectus. The Fund represents that these objectives, policies and restrictions do and will include operating as a RIC in compliance with Section 851 of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Section 851 and regulations thereunder. On request, the Fund shall also provide the Company with such materials, cooperation and assistance as may be reasonably necessary for the Company or any appropriate person designated by the Company to review from time to time the procedures and practices of the Adviser or each sub-investment adviser to the Fund for ensuring that the Fund is managed in compliance with Section 851 and regulations thereunder. In the event of any noncompliance regarding its status as a RIC, the Fund shall notify the Company immediately and shall pursue those efforts necessary to enable each affected series of the Fund to qualify once again for treatment as a RIC in compliance with Section 851, including cooperation in good faith with the Company.

2.4  The Fund represents that it is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.5  The Underwriter represents and warrants that it is duly organized and in good standing under the laws of the State of Illinois. The Underwriter represents and warrants that it is a member in good standing of the National Association of Securities Dealers, Inc. and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act and the 1940 Act.

2.6  The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal or state securities laws .

2.7  The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.8  The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the amount set forth in 17g-(1) of 1940 Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE ID. Prospectuses and Proxy Statements: Voting

3.1  The Underwriter shall provide the Company with as many copies of the Fund’s current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund’s prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund’s prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund’s prospectus and/or its Statement of Additional Information in combination with other fund companies’ prospectuses and statements of additional information or place the Fund’s Prospectus and Statement of Additional Information on the Company’s internet website or other electronic media. All expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall not be an expense of the Company. For Fund prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall not be an expense of the Company. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the underwriter in the Fund’s prospectus, the Underwriter or the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and Bis the Fund’s per unit cost of typesetting and printing the Fund’s prospectus. The same procedures shall be followed with respect to the Fund’s Statement of Additional Information.

3.2  The Fund’s prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or the Fund, at its expense.

3.3  The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

3.4  If and to the extent required by law the Company shall:

(i)	solicit voting instructions from Contract owners;

(ii)	vote the Fund shares in accordance with instructions received from Contract owners; and

(iii)	vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The

Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the above standards.

ARTICLE IV. Sales Material and Information

4.1  The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within fifteen Business Days after receipt of such material. The Fund, the Adviser, the Underwriter, or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund, the Adviser or the Underwriter is named, and no such material shall be used if the Fund, the Adviser, the Underwriter, or its designee so object.

4.2  The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3  The Fund, the Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen Business Days after receipt of such material. Notwithstanding that the Company did not initially object, the Company reserves the right to object at any time thereafter to the continued use of any such sales literature or other promotional material in which the Company is named, and no such material shall be used thereafter if the Company so objects.

4.4  The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5  The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

4.6  The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

4.7  For purposes of this Article N, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other pubic media), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

4.8  The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for the Fund, and of any material change in the Fund’s registration statement or prospectus, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its registration statement a prospectus, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

ARTICLE V. Fees and Expenses

5.1  The Fund and Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the Underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

5.2  All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, its Investment Adviser or the Underwriter. The Fund shall be responsible for ensuring that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Company shall not bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund’s shares.

5.3 The Company shall not bear the expenses of printing and distributing the Fund’s Prospectus and of printing and distributing the Fund’s proxy materials and reports to such Contract owners.

ARTICLE VI. Foreign Tax Credits

6.1 The Fund agrees to consult in advance with the Company concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

ARTICLE VIL Indemnification

7.1	Indemnification By The Company

7.l(a) The Company agrees to indemnify and hold harmless the Fund, the Underwriter, the Fund’s Investment Adviser and each officer and member of the Board of each such entity, and officers and each person if any who “controls” any such entity within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or advertisements or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or advertisements or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1 (b) and 7.1 (c) hereof.

7.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

7.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

7.2 Indemnification by the Underwriter

7.2(a) Toe Underwriter agrees to indemnify and hold harmless the Company and the principal underwriter for the Contracts and each of their respective directors and officers and the principal underwriter for the Contracts and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses {or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

{i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or advertisements or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature {or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

{ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)

arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to qualify as a regulated investment company under Section 851 of the Code); or

(v)

arise as a result of the Fund’s or Adviser’s (or their designated agent’s) (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain accruing to the Company attributable to the Fund’s or Adviser’s (or their designated agent’s) incorrect calculation or reporting of the daily net asset value shall be returned to the Fund by the Company upon receipt of notice from the Fund or the Adviser regarding such incorrect calculation or reporting; or

(vi)

arise out of or result from any material breach of any representation or warranty made by the Fund or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Underwriter; as limited by and in accordance with the provisions of Section 7.2(b) and 7.2(c) hereof.

7.2(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

7.2(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2(d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

7.3  Indemnification By the Fund

7.3(a) The Fund agrees to indemnify and hold hannless the Company and the principal underwriter for Contracts and each of their respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i)

arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to qualify as a /gulated investment Company under Section 851 of the Code); or

(ii)

arise as a result of the Fund’s (or its designated agent’s) (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain accruing to the Company attributable to the Fund’s (or its designated agent’s) incorrect calculation or reporting of the daily net asset value shall be returned to the Fund by the Company upon receipt of notice from the Fund regarding such incorrect calculation or reporting; or

(iii)

arise out of or result from any material breach of any representations or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

7.3(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against on Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.

7.3(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent). but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.3(d) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

ARTICLE VIII. Applicable Law

8.1  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas.

8.2  This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX. Termination

9.1  This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by ninety (90) day’s advance written notice delivered to the other parties; or

(b)

termination by the Company by written notice to the Fund and Underwriter based upon the Company’s determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

(c)

termination by the Company by written notice to the Fund and the Underwriter in the event the Fund’s shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)	termination by the Company by written notice to the Fund and the Underwriter in the event that the Fund ceases to qualify as a Regulated Investment Company under Section 851 of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to do so qualify; or

(e)

termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(f)

termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business, operations, :financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)	termination by any party by written notice upon the institution of formal proceedings against the Company, the Fund, the Adviser or the Underwriter by the NASD, the SEC or other regulatory body; or

(h)	termination by any party by advance written notice upon the “assignment” of the Agreement (as defined under the 1940 Act) unless made with the written consent of each party to the Agreement; or

(i)	termination by the Company by written notice upon the sale, acquisition or change of control of the Adviser; or

(j)

termination by the Company arising from the substitution of Fund shares with the shares of another investment company for the Contracts for which the Fund shares have been selected to serve as the underlying investment medium, subject to compliance with applicable regulations of the SEC, Company will give 90 day’s written notice to the Fund and the Underwriter of any proposed action to replace Fund shares; or

(k)	termination by the Company, the Fund or the Underwriter by written notice to the other parties upon a material breach of the Agreement by the other party; or

(1)

termination by the Fund or the Underwriter by written notice to the Company, if the Company gives the Fund and the Underwriter the written notice specified in Section l .6(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.l(n) shall be effective forty five (45) days after the notice specified in Section l .6(b) was given.

9.2.  Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation. the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

ARTICLE X. Notices

Any notice shall be sufficiently given when sent by registered or certified mail, overnight delivery or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

307 North Michigan Avenue, Suite 500

Chicago, Illinois

Attention: Merrillyn J. Kosier

Fax No. (312} 726-7473

If to the Underwriter:

307 North Michigan Avenue, Suite 500

Chicago, Illinois

Attention: Merrillyn J. Kosier

Fax No. (312) 726-7473

If to the Company:

2929 Allen Parkway

Houston, TX 77019

Attention: General Counsel

Fax No. (713) 831-1106

ARTICLE XI. Miscellaneous

I I. I  All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

11.2  Subject to the requirements oflegal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

11.3  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4  This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6  Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby to the extent practicable and except where a party’s respective interests are adverse to or in conflict with another party’s interests.

11.7  The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8  This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly organized, licensed and registered to perform the obligations of the Underwriter under this Agreement.

Schedule A

Accounts

Name of Account	Date of Resolution of Company’s Board which Established the Account

The Variable Annuity Life Insurance Company Separate Account A	April 18, 1979

Schedule B

Contracts

•	Porfolio Director Series

Schedule C

Series of the Fund

•	Ariel Fund

•	Ariel Appreciation Fund

•	Ariel Premier Bond Fund, Investor Class

FIRST AMENDMENT TO PARTICIPATION AGREEMENT AMONG

ARIEL INVESTMENT TRUST, ARIEL DISTRIBUTORS, INC. AND THE

VARIABLE ANNUITY LIFE INSURANCE COMPANY

THIS AMENDMENT, effective as of the first day of October 2004, by and between Ariel Investment Trust, a Massachusetts business trust (“Fund), Ariel Distributors, Inc., an Illinois Corporation (“Underwriter”), and The Variable Annuity Life Insurance Company (“Company”);

WITNESSETH

WHEREAS, the Underwriter, the Fund and the Company heretofore entered into a participation agreement dated November l, 2000 (the “Agreement”);

WHEREAS, the Underwriter, the Fund and the Company now wish to amend the Agreement;

NOW THEREFORE, in consideration of the above premises, the Underwriter, the Fund and the Company hereby agree as follows:

1.	Restating Section 1.1(a) in its entirety as follows:

The Fund agrees to make available to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that such orders are received by the Company during days the securities markets are open, before the earlier of 4:00pm ET or the close of the New York Stock Exchange (NYSE) and that the Fund receives notice of such orders by 10:15am Eastern Time on the next following Business Day. “Business Day” shall mean any day on which the NYSE is open for trading and on which the Fund calculates its net asset value pmsuant to the rules of the SEC. The Company is aware of, and has established procedures that are reasonably designed to complement, (i) the Fund’s policy against market timing, and any limitations on round trips, all as set forth in the Fund’s most current Prospectus and Statement of Additional Information; and (ii) all applicable federal (including federal agencies such as the Securities and Exchange Commission and the Department of the Treasury), state and self-regulatory organization (“SROs”) laws, rules and regulations, including but not limited to those regulations in respect to p1icing, redemption fees, short-tenn trading in Fund Shares, anti-money laundering and customer identification. In addition, the Company’s internal systems for processing and transmitting orders are designed to prevent orders received at or after close of the NYSE from being aggregated with orders received before the close of the NYSE and to prevent “market timing” transactions in violation of the requirements of the Fund set forth in its prospectus.

2.	Amending Article X as follows:

If to the Fund:

200 East Randolph Drive, Suite 2900

Chicago, IL 60601

Attn: Merrillyn J. Kosier

Fax: 312-726-7473

If to the Underwriter:

200 East Randolph Drive, Suite 2900

Chicago, IL 60601

Attn: Merrillyn J. Kosier

Fax: 312-726-7473

3.	All other terms and conditions contained in the Agreement remain the same.

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT (the “Amendment”) is made as of the 9th day of June 2006 by and between Ariel Investment Trust, a Massachusetts business trust (the “Fund”), Ariel Distributors, Inc., an Illinois corporation (the “Underwriter”), and The Variable Annuity Life Insurance Company, a Texas corporation (the “Company”).

WITNESSETH

WHEREAS, the Fund, the Underwriter and the Company entered into a Participation Agreement dated the 1st day of November 2000 (the “Agreement”);

WHEREAS, the Fund, the Underwriter and the Company have previously amended the Agreement through the First Amendment to Participation Agreement, dated October 1, 2004; and

WHEREAS, the Fund, the Underwriter and the Company now wish to further amend the Agreement;

NOW THEREFORE, in consideration of the above premises, the Fund, the Underwriter and the Company hereby agree as follows:

1.   Schedule C to the Agreement shall be amended by deleting Ariel Premier Bond Fund, Investor Class and replacing it with Ariel Focus Fund (Ticker: ARFFX).

2.   The following paragraphs shall be added to Section l. l(a) of the Agreement:

The Company agrees to provide the Underwriter and the Fund, upon written request, the Taxpayer Identification Number (“TIN”), if known, of any or all investors in the Plans and the amount, date, name or other identifier of any investment professional(s) associated with the investor (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares of the Fund held through an Account maintained by the Company during the period covered by the request. Requests must set forth a specific period for which transaction information is sought not to exceed ninety (90) days prior to the date of the request. The Underwriter and/or the Fund may request transaction information more than 90 days from the date of the request as deemed necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the shares issued by the Fund.

The Company agrees to transmit the requested information that is on its books and records to the Underwriter and the Fund promptly, but in any event no later than ten (10) business days, after receipt of a request. If the requested information is not on the Company’s books and records, the Company agrees to: (i) provide or arrange to provide to the Underwriter and the Fund the requested information from investors who hold an Account with an indirect intermediary; or (ii) if directed by the Underwriter or the Fund, block further purchases of shares issued by the Fund from such indirect intermediary. In such instance, the Company agrees to inform the Underwriter and the Fund whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Underwriter and the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this paragraph, an “indirect intermediary” has the same meaning as in Rule 22c-2 under the 1940 Act. The Underwriter and the Fund agree not to use the information received for marketing or any other similar purpose without the prior written authorization of the Company.

The Company agrees to execute written instructions from the Underwriter and the Fund to restrict or prohibit further purchases or exchanges of shares by an investor that has been identified by the Underwriter or the Fund as having engaged in transactions of the shares of the Fund (directly or indirectly through the Company) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the shares issued by the Fund. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the investor(s) or Account(s) or other agreed upon information to which the instruction relates. The Company agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Company. The Company must provide written confirmation to the Underwriter and the Fund that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

3.   The following language shall be added as new Section 1.11 to the Agreement:

The Company shall have the option to submit trades via phone, facsimile or other electronic means into the Fund’s transfer agent prior to the close of the New York Stock Exchange each Business Day for which there is an order for shares of the Fund.

•	Orders will be processed per the instructions provided by the Company, using the next calculated Net Asset Value (NAY) for that business day.
•	Payment for net purchases of shares of the Fund will be forwarded to the Fund’s transfer agent by wire transfer prior to 4:00 p.m. Eastern Time the following Business Day.
•	Payment for net redemptions will be forwarded to the Company by wire transfer using pre-designated wire instructions by 4:30 p.m. Eastern Time on the following Business Day.
•	The Company will process all instructions in accordance with the Fund rules as outlined in the then-current prospectus and statement of additional information.

4.   All other terms and conditions contained in the Agreement remain the same.

[Signature page to follow]

AMENDMENT TO PARTICIPATION AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

This Amendment (the “Amendment”) is entered into as of January 1, 2021, by and among The Variable Annuity Life Insurance Company (the “Company”) on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A, as may be amended from time to time (individually and collectively the “Accounts”), and Ariel Investment Trust (the “Fund”), a Massachusetts Business Trust, and Ariel Distributors, LLC (formerly Ariel Distributors, Inc.) (the “Underwriter”), a Delaware limited liability company.

RECITALS

WHEREAS, the Company, the Fund, and the Underwriter (collectively, the “Parties”) have entered into a certain Participation Agreement dated November 1, 2000, as amended (the “Participation Agreement”); and

WHEREAS, pursuant to the Participation Agreement among the Parties, the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts thatissue variable annuity and/or life insurance contracts (the “Variable Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”); and

WHEREAS, the Fund maintains on its books and records one or more account(s) that hold and record shares of the Portfolios owned by the Company on behalf of the Accounts; and

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Accounts and/or the Company have certain obligations pursuant to Rule 30e-2 under the 1940 Act to deliver Fund shareholder reports to Contract Owners, which obligations may be satisfied by compliance with Rule 30e-3 under the 1940 Act (“Rule 30e-3” or “the Rule”); and

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 so as to satisfy the Accounts’ and the Company’s obligations under Rule 30e-2 and enable them to rely on Rule 30e- 3;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Underwriter hereby agree to supplement and amend the Participation Agreement as follows:

1. Maintaining Website; Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Fund and the Underwriter shall be responsible for and shall fulfill the website posting and other requirements and obligations specified in paragraph (b) of Rule 30e-3, as amended from time to time. Without limiting the generality of the foregoing:

(a). The Fund and the Underwriter shall ensure that, as specified in paragraph (b)(1) of Rule 30e-3, the following Fund materials are posted to a website address specified by the Fund (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and

1

Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e- 3 (items (i) through (iv) collectively, the “Required Materials”);

(b). The Fund and the Underwriter shall ensure that the Required Materials are presented on the Specified Website in a format, or formats, that are convenient for both reading online and printing on paper (in accordance with paragraph (b)(3) of Rule 30e-3);

(c). The Fund and the Underwriter shall ensure that persons accessing the Required Materials are able to permanently retain, free of charge, an electronic version of the Required Materials in a format, or formats, that meet the conditions of paragraph (b)(3) of Rule 30e-3 (in accordance with paragraph (b)(4) of Rule 30e-3);

(d). The Fund and the Underwriter shall ensure that the Required Materials are posted at the Specified Website when required by Rule 30e-3, and kept current (up-to-date) and posted for the duration or period required by Rule 30e-3;

(e). Compliance by the Fund and the Underwriter with the “safe harbor” provisions, terms andconditions of paragraph (b)(5) of Rule 30e-3 shall constitute compliance with subsections (a) through (d) of this section 1 of this Amendment (for this purpose, the “Company” referred to in said paragraph (b)(5) of Rule 30e-3 means the Fund); and

(f). The Fund and the Underwriter shall notify the Company of the posting of each of the Required Materials (pursuant to subsection (a) above) prior to or simultaneously with each posting of the Required Materials; said notice shall be in a mutually agreed upon manner (e.g., e-mail) intended to ensure that the Company receives the notice no later than the time that the particular item of Required Material is posted.

2. Content of Required Materials. The Fund and the Underwriter shall be responsible for the content of the Required Materials as posted to the Specified Website, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner, the Fund and the Underwriter shall be responsible for ensuring that the Required Materials as posted to the Specified Website:

(a). Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

(b). Do not contain any untrue statement of a material fact or omit to state a material fact necessaryin order to make the statements made, in light of the circumstances under which they are made, not misleading.

3. Specified Website.

(a). The Specified Website is as identified in Schedule B hereto, as it may be changed by the Fund from time to time; provided, that the Fund shall provide the Company with as much notice as reasonably practicable of any change of the Specified Website, but in no event less than 60 days prior written notice of any such change.

(b). The Fund and the Underwriter shall ensure that the Specified Website address is “specific enough,” and that any links thereon are sufficiently “prominent,” to meet the requirements of paragraph (c)(1)(iv) of Rule 30e-3 (in addition to the requirements of paragraph (b) of the Rule).

4. Paper Notice to Contract Owners. The Company shall be responsible for providing the paper Notice to its Contract Owners, in accordance with paragraphs (c) and (d) of Rule 30e-3 (except that the Company

2

is not responsible for the website requirements specified in paragraph (c)(1)(iv) of the Rule, which are the responsibility of the Fund and Underwriter pursuant to subsection 3(b) above).

5. Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall be responsible for fulfilling ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, in accordance with paragraph (e) of Rule 30e-3.

6. Investor Elections to Receive Future Fund Reports in Paper. The Company shall be responsible for fulfilling Contract Owner elections to receive future Fund shareholder reports in paper, in accordance with paragraph (f) of Rule 30e-3.

7. Provision of Paper or Electronic Documents. The Fund and the Underwriter shall:

(a). At their expense, provide the Company with sufficient paper copies of the then current Required Materials as the Company shall reasonably request, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract Owners under sections 5 and 6 above (see paragraphs (e) and (f) of Rule 30e-3). Such requests shall be fulfilled reasonably promptly within a time frame that will allow the Company to deliver such Required Materials in accordance with applicable regulations.

(b). Alternatively, if requested by the Company in lieu thereof, the Fund or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Required Materials as set in type, or at the request of the Company, a diskette in a form suitable to be sent to a financial printer), and such other assistance as is reasonably necessary to have the then current Required Materials printed for distribution pursuant to sections 5 and 6 hereof, as such Required Materials are posted to the Specified Website; the reasonable costs of providing the electronic documentation and of such printing to be borne by the Fund.

8. Force Majeure Event. Each Party is excused from performance under this Amendment and shall not be liable for any delay in performance or non-performance, in whole or in part, caused by the occurrence of any event or contingency beyond the control of the parties including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, natural disasters, acts of God, acts of war or terrorism (actual or threatened), actions or decrees of governmental bodies, and similar occurrences. The Party who has been so affected shall promptly give written notice to the other Party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Amendment shall be immediately suspended for the duration of such Force Majeure Event.

9. Construction of this Amendment; Participation Agreement.

(a). This Amendment shall be interpreted to be consistent with, and to facilitate compliance withand reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

(b). The Parties have entered into the Participation Agreement between and among them for the purchase and redemption of shares of the Funds by separate accounts maintained by the Company. This Amendment supplements the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

3

10. Termination. This Amendment shall terminate upon the earlier of:

(a). termination of the Participation Agreement; or

(b). 180 days written notice from any Party to the other Parties.

11. Indemnification. The Fund and the Underwriter specifically agree to indemnify and hold harmless the Company (and its officers, directors, and employees) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against the Company (or its officers, directors, and employees) as a result of any failure or alleged failure by the Fund or Underwriter to maintain the Specified Website and post the Required Materials in accordance with the terms of this Amendment and to fulfill their other duties and responsibilities under this Amendment. This indemnification shall be in addition to and not in lieu of the indemnification provided for in the Participation Agreement, but shall be subject to and in accordance with the terms and conditions of the Participation Agreement.

12. Notices. All notices or other communications required or provided for in this Amendment to any Party shall be duly given if:

(a). sent by registered or certified mail, mailed, first class postage prepaid, hand delivered or sent by overnight courier service to the applicable address set forth below; or

(b). sent to an authorized employee, agent or representative of the receiving Party by electronic mail or by facsimile, at the electronic address that the recipient Party may from time to time specify in writing to the other Party(ies).

The Company:

The Variable Annuity Life Insurance Company

2929 Allen Parkway, L13-20

Houston, TX 77019

Attention: Thomas M. Ward

E-mail: Tom.Ward@aig.com

Phone: (713) 831-5399

copy to:

The Variable Annuity Life Insurance Company

2919 Allen Parkway, L4-01

Houston, TX 77019

Attention: General Counsel

The Fund:

Ariel Investment Trust

200 East Randolph Street

Suite 2900

Chicago, IL 60601

Attention: Mareile B. Cusack, Vice

President

Email:

mcusack@arielinvestments.com

4

The Underwriter:

Ariel Distributors, LLC

200 East Randolph Street

Suite 2900

Chicago, IL 60601

Attention: Mareile B. Cusack, Vice

President, General Counsel

13. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to principles of conflicts of laws.

14. Assignment. No Party to this Amendment may assign this Amendment, or any of the rights, obligations, or liabilities under this Amendment, without the written consent of all Partieshereto.

15. Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

16. Joint and Several Liability. The responsibilities, obligations, duties and liabilities of the Fund and Underwriter under this Amendment shall be joint and several.

Date:	3/29/2021

5

6

SCHEDULE A

Separate Accounts of the Company

The Variable Annuity Life Insurance Company Separate Account A

7

SCHEDULE B

Specified Website

http:www.dfinview.com/arielfunds

8

Exhibit B

Request for Information Form

We hereby request that [Life Insurance Company] provide the Transaction Information indicated below.

Please provide the following information about the Transaction Information requested:

Contract Number*
And
Tax Identification Number**:

Trust Name:

Fund Name:

Fund Manager:

Covered Period***:

Requesting Person****:

Signature:

Date:

Telephone Number:

Facsimile Number:

*   or participant account number if applicable. Failure to complete this item shall not prevent this Form from being in Good Form.

**   or Individual/International Taxpayer Identification Number (ITIN), other government-issued identifier or equivalent identifying number. Failure to complete this item shall not prevent this Form from being in Good Form.

***   the covered period shall not include any day that is earlier than 180 days prior to the day Intermediary received this form in Good Form

****  person must be duly authorized person as previously provided by the Trust

PLEASE E-MAIL THIS FORM TO SaamcoLegal@aig.com,

ATTENTION “RULE 22C-2 INFORMATION REQUEST”

PLEASE COMPLETE EACH ITEM.

INCOMPLETE FORMS WILL NOT BE PROCESSED.

Exhibit C

Instructions to Restrict Trading Form

[Life Insurance Company] is hereby instructed to restrict purchase or exchanges into the Fund indicated below by the Contract indicated below.

Please provide the following information about the Contract to be restricted:

Contract Number*
And
Tax Identification Number**:

Please provide the following information about the Fund to be restricted:

Trust Name:

Fund Name:

Fund Manager:

Please provide the following information about the time period for which trading should be restricted:

Start Date***:

End Date:

Requesting Person****:

Signature:

Date:

Telephone Number:

Facsimile Number:

*   or participant account number if applicable

**   or Individual/International Taxpayer Identification Number (ITIN), other government-issued identifier or equivalent identifying number

***   Start date will be no earlier than 48 hours after receipt of form in “Good Form”

****  person must be duly authorized person as previously provided by the Trust

PLEASE E-MAIL THIS FORM TO SaamcoLegal@aig.com,

ATTENTION “RULE 22C-2 RESTRICTION”

PLEASE COMPLETE EACH ITEM.

INCOMPLETE FORMS WILL NOT BE PROCESSED.

Schedule A

Accounts

Name of Account	Date of Resolution of Company’s Board which Established the Account
USL Separate Account RS	June 14, 2024

Schedule C

Series/Share Class

Ariel Fund – Investor Class Shares

Ariel Appreciation Fund – Investor Class Shares